UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2010

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 7, 2010, Robert Murphy resigned as Executive Vice President - Oil & Gas of Helix Energy Solutions Group, Inc. (the “Company”).  Mr. Murphy remains employed by the Company until the Effective Date of March 16, 2010. He will continue to receive his current annual base salary and benefits until the termination of his employment. Johnny Edwards has been appointed an executive vice president of the Company and will return his role to lead the Company’s oil and gas division.

In connection with Mr. Murphy’s resignation and consistent with the terms of his employment arrangement, the Company has entered into a Separation Agreement dated March 8, 2010.  The following is a brief summary of the material terms of the Separation Agreement:

A $225,000 payment to Mr. Murphy six months after termination of his employment.

A $225,000 payment to Mr. Murphy paid in six equal monthly installments beginning in the seventh month after the termination of his employment.

A $300,000 payment to Mr. Murphy on March 15, 2010.

A $1,309,911 payment to Mr. Murphy on March 16, 2010.

Payment of his medical, dental and vision benefits for one year from the termination of his employment.

A payment to Mr. Murphy for accrued but unused vacation.

69,023 shares of previously issued but unvested restricted stock awarded to Mr. Murphy shall vest on March 16, 2010.

A general release of claims by Mr. Murphy.

Termination of Mr. Murphy’s existing employment arrangement and all rights and obligations thereunder effective March 16, 2010.

The description of the provisions of the Separation Agreement is qualified in its entirety by reference to the full and complete terms of such agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  A copy of the Company’s press release announcing the resignation of Mr. Murphy and the appointment of Mr. Edwards is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with Mr. Murphy’s execution of the Separation Agreement described above, Mr. Murphy’s existing employment arrangement with the Company will be terminated as of March 16, 2010.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Vice President Appointed

On March 8, 2010, the Company announced that Johnny Edwards will return to his role to lead the Company’s oil and gas division.  The Company’s Board of Directors has appointed Johnny Edwards as an Executive Vice President – Oil & Gas of the Company in charge of oil and gas operations.  Mr. Edwards has served as President of the Company’s oil and gas subsidiary, Energy Resource Technology GOM, Inc. (ERT) since 2000.  Prior to becoming President, Mr. Edwards held several positions at ERT managing the engineering and acquisitions for the company.  Prior to joining ERT in 1994, Mr. Edwards spent 19 years in a broad range of engineering, operations and management positions with ARCO Oil & Gas Co.  Mr. Edwards is not currently subject to an employment agreement.

Executive Vice President – Oil & Gas Resigns

On March 8, 2010, the Company also announced that Robert Murphy, Executive Vice President – Oil & Gas, will be leaving the Company.  Mr. Murphy resigned as Executive Vice President- Oil & Gas effective March 7, 2010.

A copy of the Company’s press release announcing the resignation of Mr. Murphy and the appointment of Mr. Edwards is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(c)           Exhibits.

Number                      Description
----------                      --------------

10.1	Separation and Release Agreement by and between Helix Energy Solutions Group, Inc. and Robert P. Murphy effective March 8, 2010.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated March 8, 2010 reporting strategic direction for Oil & Gas Business and announcing departure of Robert Murphy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           March 8, 2010

HELIX ENERGY SOLUTIONS GROUP, INC.

By:              /s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.                                Description

10.1	Separation and Release Agreement by and between Helix Energy Solutions Group, Inc. and Robert P. Murphy effective March 8, 2010.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated March 8, 2010 reporting strategic direction for Oil & Gas Business and announcing departure of Robert Murphy.